Below is the text of a sample of the Stock Certificate for Vontobel Eastern European Debt Fund Series of Vontobel Funds,
Inc.


CAPITAL STOCK OF                                        CUSIP

                       VONTOBEL FUNDS, INC.
                VONTOBEL EASTERN EUROPEAN DEBT FUND

        INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                     This Certifies that

                       is the owner of
  FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01
                  EACH OF THE CAPITAL STOCK OF

                      VONTOBEL FUNDS, INC.
               VONTOBEL EASTERN EUROPEAN DEBT FUND

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the bylaws of the Corporation and all amendments thereto, to all of which the holder by acceptance hereof assents.

This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile signatures of the duly authorized officers of the Corporation

Dated                       Attest                      By

                            Secretary                   Chairman


211032.1